Exhibit 99.1

Disclaimer

By accepting this presentation, recipients acknowledge that they have read, understood and accepted the terms of this disclaimer.

This presentation is subject to the confidentiality provisions set forth in the recipients’ applicable non-disclosure agreements. This presentation is the property of, and contains the proprietary and confidential information of J. Crew Group, Inc. and its subsidiaries (collectively, the “Company”).

This presentation is being provided for informational purposes only and is intended solely to facilitate a discussion with the recipient. No representation or warranty, express or implied, is or will be given by the Company or its affiliates, directors, officers, partners, employees, agents or advisers or any other person as to the accuracy, completeness, reasonableness or fairness of any information contained in this presentation and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. No information included in this presentation constitutes, nor can it be relied upon as, legal, tax, investment or other advice. Recipients should consult their independent advisors.

This presentation should not be relied upon for the purpose of evaluating the performance of the Company or for any other purpose, and neither the Company nor any of its affiliates, directors, officers, partners, employees, agents or advisers nor any other person, shall be liable for any direct, indirect or consequential liability, loss or damages suffered by any person as a result of this presentation or their reliance on any statement, estimate, target, projection or forward-looking information in or omission from this presentation and any such liability is expressly disclaimed. In all cases, interested parties should conduct their own investigation and analysis of the Company and the information contained herein. This presentation should not be considered as a recommendation by the Company or any affiliate or other person in relation to the Company or any of its subsidiaries, nor does it constitute an offer to sell or a solicitation for an offer to buy the securities, assets or business of the Company, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction or pursuant to an exemption therefrom. This presentation shall not form the basis of any contract. Any references to any future or proposed transaction are for illustrative purposes only and the terms of any such transaction should it occur may be materially different than the terms in this presentation.

This presentation contains forward-looking statements that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact or relating to present facts or current conditions included in this presentation are forward-looking statements. Forward-looking statements give the Company’s current expectations and projections relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “contemplate,” “assume,” “will,” “may,” “could,” “would,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. Risks, uncertainties and other factors may cause future results to differ materially from these forward-looking statements, and potentially adversely from the historical results contained herein.

You are cautioned not to place undue reliance on the utility of the information in this presentation as a predictor of future performance of the Company, as projected financial and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond the Company’s control.

All information herein speaks only as of (1) the date hereof, in the case of information about the Company and (2) the date of such information, in the case of information from persons other than the Company. The Company does not undertake any duty to update or revise the information contained herein, publicly or otherwise. The Company has not independently verified any third party information and makes no representation as to the accuracy or completeness of any such information.

THIS PRESENTATION MAY CONTAIN MATERIAL, NON-PUBLIC INFORMATION WITHIN THE MEANING OF THE UNITED STATES FEDERAL SECURITIES LAWS WITH RESPECT TO THE COMPANY AND ITS SUBSIDIARIES AND THEIR RESPECTIVE SECURITIES.

Project Monet

Cleansing Materials - FY20 Forecast

1. Non-GAAP P&L ($ in Millions)	Projection FY20
Total Revenue	1,729.6
YoY Growth (%)	(31.9%)
Cost of Goods Sold[1]	(937.8)

Gross Margin	791.7
Gross Margin (%)	45.8%
SG&A	(844.4)

Risk Adj. EBITDA	(52.7)
Risk Adj. Ebitda Margin (%)	(3.0%)

2. Non-GAAP Cash Flow Metrics ($ in Millions)	Projection FY20
Risk Adj. EBITDA	(52.7)
Capex	(19.9)
Other Income / Expense	24.0
Change in Working Capital	93.9

Operating Cash Flow	45.3
Cash Interest Expense	(69.9)
Cash Taxes	(1.0)
Proceeds from Debt Financing	400.0
Restructuring Charges	(106.3)

Net Cash Flow	268.1

1.	COGS excludes rent expense